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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" with respect to the financial statements of The Direct Marketing Group, Inc. at December 31, 1992 and 1993, and for the years then ended, incorporated by reference in the
Registration  Statement (Form  S-4 No.  33-         ) and  related Prospectus of
Heritage Media Corporation for the registration of its common stock relating to the acquisition of DIMAC Corporation.

                                          Leslie Sufrin and Company, P.C.

New York, New York
November 20, 1995